UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 14, 2013

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

United Stationers Inc.

Item 2.02	Results of Operations and Financial Condition.

The following information, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 14, 2013, United Stationers Inc. (the “Registrant”) issued a press release announcing its financial results for the fourth quarter and full-year ended December 31, 2012. A copy of the Registrant’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. In addition, a slide presentation summarizing earnings and financial results is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 14, 2013, the Registrant approved a workforce reduction and facility closure program which will be completed in the first quarter of 2013. The Registrant plans to take a first quarter 2013 pre-tax charge in the range of $9 million to $11 million in connection with these actions. The pre-tax charges are comprised of closing certain facilities related to a recent acquisition, severance costs, and other related expenses. Cash outflows will occur primarily through 2014. The annual savings is expected to exceed the charge. Also, a portion of the savings will be invested in actions to drive growth and other strategic initiatives. The Registrant’s goal is to improve the effectiveness and efficiency of operations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1*	Press Release, dated February 14, 2013, announcing financial results for the fourth quarter and full-year ended December 31, 2012.

99.2*	Earnings Presentation, a slide presentation summarizing earnings and financial results.

*	— Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.
(Registrant)

Dated: February 14, 2013	/s/ Fareed A. Khan
Fareed A. Khan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

(d) Exhibits

Exhibit No.	Description

99.1*	Press Release, dated February 14, 2013, announcing financial results for the fourth quarter and full-year ended December 31, 2012.

99.2*	Earnings Presentation, a slide presentation summarizing earnings and financial results.

*	— Included herewith.